                                                                   EXHIBIT 10.35

                          STRONG RIVER INVESTMENTS, INC
                    c/o Gonzalez-Ruiz & Aleman (BVI) Limited
                        Wickhams Cay I, Vanterpool Plaza
                                  P.O. Box 873
                            Road Town, Tortolla. BVI


                           MONTROSE INVESTMENTS LTD.
                         300 Crescent Court, Suite 700
                                Dallas, TX 75201


March 10, 2000
BrightStar Information Technology Group, Inc.
4900 Hopyard Road, Suite 200
Pleasanton, California 94566
Attention: President

     Re: BrightStar Information Technology Group, Inc. (the "Company").

Gentlemen:

         Reference is made to the Securities Purchase Agreement (the "Purchase Agreement"), of even date hereof, among the Company and the undersigned (the "Purchasers"), pursuant to which the Company will issue and sell to the
Purchasers: (i) certain shares (the "Initial Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), (ii) Common Stock purchase warrants, each in the form of Exhibit A to the Purchase Agreement, pursuant to which the holder thereof shall have the right to acquire shares of Common Stock upon the terms set forth therein (the "Initial Adjustable Warrants") and (iii) Common Stock purchase warrants, each in the form of Exhibit D to the Purchase Agreement, pursuant to which the holder thereof shall have the right to acquire an aggregate of 157,500 shares of Common Stock on the terms set forth therein (the "Initial Closing Warrants" and together with the Initial Adjustable Warrants, the "Initial Warrants"), for an aggregate purchase price of $7,500,000. The Initial Warrants and the Initial Shares are sometimes collectively referred to herein as the "Initial Securities." Capitalized terms used and not otherwise defined in this letter that are defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement.

         The Purchasers and the Company agree that the Purchasers shall, severally and not jointly and subject to the terms and conditions hereof, purchase from the Company and the Company shall sell to the Purchasers on the Additional Closing Date (as defined herein): (i) up



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to [ ](1) additional shares of Common Stock (the "Additional Shares"), (ii)
additional Initial Adjustable Warrants pursuant to which the holder thereof shall have the right to acquire shares of Common Stock upon the terms set forth therein (the "Additional Adjustable Warrants") and (iii) additional Initial Closing Warrants, , pursuant to which the holders thereof shall have the right at any time and from time to time thereafter through the fifth anniversary of the Additional Closing Date to acquire up to an aggregate of 157,500 shares of Common Stock upon the terms set forth therein (the "Additional Closing Warrants" and together with the Additional Adjustable Warrants, the "Additional Warrants"), for a purchase price of up to $7,500,000 (the "Additional Financing Amount"), provided, that the Additional Financing Amount shall not exceed 9.5% of the market capitalization of the Common Stock on the Additional Closing Date. The Additional Shares and Additional Warrants are collectively referred to herein as the "Additional Securities."

     The commitments set forth in this letter is subject to the terms, conditions and qualifications set forth below:

         1. Form of Additional Adjustable Warrants. The Additional Adjustable Warrants shall be identical to the Initial Adjustable Warrants except that the Purchase Price applicable thereto shall equal the lesser of (i) 110% of the average of the Per Share Market Values for the five (5) Trading Days immediately preceding the Additional Closing Date and (ii) $12.50 (subject to equitable adjustment for stock splits, recapitalization and similar events) (the "Share Price").

         2. Form of Additional Closing Warrants. The Additional Closing Warrants shall be identical to the Initial Closing Warrants except that the Exercise Price applicable thereto shall be equal to 125% of the average of the closing bid prices of the Common Stock for the five (5) Trading Days immediately preceding the Additional Closing Date.

         3. Additional Documentation. In order to effectuate a purchase and sale of Additional Securities, prior to their issuance, the Company and the Purchasers shall enter into the following agreements: (a) a securities purchase agreement identical to the Purchase Agreement, mutatis mutandis, except that for purposes of Sections 3.8(a) and (b), the period following the Effective Date of the additional Registration Statement shall be 60 Trading Days (the "Additional Purchase Agreement") and (b) a registration rights agreement identical to the Registration Rights Agreement, mutatis mutandis (the "Additional Registration Rights Agreement," and together with the Additional Purchase Agreement and the Additional


-----------------

(1) The number equal to $7,500,000 divided by the lesser of (i)110% of the average of the closing bid price of the Common Stock during the five consecutive trading days immediately prior to the Additional Closing Date and (ii) $12.50 (subject to equitable adjustment for stock splits, recapitalization and similar events).


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Warrants, collectively the "Additional Transaction Documents"). The Purchasers
shall prepare the Additional Transaction Documents.

         4. Additional Closing. (i) Between the 180th day and the 190th day following the Closing Date, each of the Purchasers and the Company shall have the right to deliver a written notice to the other (the "Additional Financing Notice") requiring such other party to either sell or buy (severally and not jointly), as the case may be, the Additional Securities for the Additional Financing Amount indicated therein. At the Additional Closing (as defined herein) each Purchaser shall, severally and not jointly, purchase (subject to the terms and conditions herein) such portion of Additional Securities as equals such Purchaser's pro-rata portion of the Initial Securities issued and sold at the Closing. The closing of the purchase and sale of the Additional Securities (the "Additional Closing") shall take place at the offices of Robinson Silverman,1290 Avenue of the Americas, New York, New York 10104, on the fifth
(5th) Business Day after the Additional Financing Notice is delivered by the Purchasers or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto provided, that in no case shall the Additional Closing take place unless and until all of the conditions listed in
Section 5 of this letter shall have been satisfied by the Company or waived by the Purchasers (it being understood that each Purchaser may elect to waive or enforce such conditions in its own discretion). The date of the Additional Closing is hereinafter referred to as the "Additional Closing Date." Notwithstanding anything to the contrary contained in this letter, each Purchaser may, prior to the Additional Closing Date, designate an Affiliate thereof to acquire all or any portion of the Additional Securities to be sold on the Additional Closing Date.

                         (ii) At the Additional Closing, the parties shall
deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) each Purchaser or its designated Affiliate: (1) the number of Additional Shares equal to such Purchaser's pro-rata portion of the Initial Shares issued and sold at the Closing, registered in the name of such Purchaser or its designated Affiliate, representing the Additional Shares to be issued and sold to such Purchaser or its designated Affiliate at the Additional Closing,
(2) an Additional Adjustable Warrant registered in the name of such Purchaser or its designated Affiliate, (3) an Additional Closing Warrant registered in the name of such Purchaser or its designated Affiliate, entitling the holder thereof to purchase a number of shares of Common Stock as equals such Purchaser's pro-rata portion of the shares of Common Stock underlying the Initial Closing Warrants, (4) a legal opinion in form and substance acceptable to the Purchasers, and (5) the executed Additional Transaction Documents and the Transfer Agent Instructions relating to the Additional Securities, and (y) Robinson Silverman, $20,000 as reimbursement of the legal fees and expenses incurred by the Purchasers to prepare the Additional Transaction Documents, which amount shall be deducted by the Purchasers from the amount due to the Company for the Additional Securities and shall be paid directly to Robinson Silverman and (b) each Purchaser shall deliver to the Company: (1) its pro-rata portion of the Additional Financing Amount, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Additional Closing Date and (2) the executed Additional Transaction Documents.


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     5. Conditions precedent to the Additional Closing. Notwithstanding anything to the contrary contained in this letter, the obligations of a Purchaser to purchase Additional Securities on the Additional Closing Date is subject to the satisfaction by the Company or waiver by the Purchasers of each of the following conditions:

         a. Closing of Initial Shares and Initial Warrants. The Closing shall have occurred;

         b. Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct as of the date when made and as of the Additional Closing Date as though made on and as of the Additional Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date), as evidenced by an Officer's Certificate attesting to such effect to be delivered by the Company to the Purchasers on the Additional Closing Date;

         c. Performance by the Company. The Company shall have timely performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Additional Closing Date and no Event (as defined in the Registration Rights Agreement) shall have occurred which has not been cured to the satisfaction of the Purchasers;

         d. Underlying Shares Registration Statement. The Underlying Shares Registration Statement shall have been declared effective under the Securities Act by the Commission and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Additional Closing Date;

         e. No Injunction. Since the Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Additional Transaction Documents or makes impracticable the transactions contemplated thereby;

         f. Adverse Changes. Since the Closing Date, no event or series of events which have or reasonably would be expected to result in a Material Adverse Effect shall have occurred;

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         g. No Suspensions of Trading in Common Stock. The trading in the Common
Stock shall not have been suspended by the Commission or on the NASDAQ at any time since the Closing Date;

         h. Listing of Common Stock. The Common Stock shall have been at all times since the Closing Date listed for trading on the NASDAQ;

         i. Shares of Common Stock. The Company shall have duly reserved the number of shares of Common Stock as required by the Additional Transaction Documents to be reserved for issuance upon exercise of the Additional Warrants;

         j. Performance of Exercise Obligations. The Company shall have timely complied with its exercise and delivery requirements under the Initial Warrants;

         k. Closing Threshold. For the ten (10) Trading Days immediately preceding the date of the Additional Financing Notice, the average daily trading volume of the Common Stock on the NASDAQ shall be at least 50,000 shares and the average of the Per Share Market Value for such ten (10) Trading Day period shall be greater than $8.00 (subject to equitable adjustments, stock splits and similar adjustments);

         l. Shareholder Approval. No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or such other exchange or trading facility or which the Common Stock is the traded or listed for trading in order to issue a minimum of 200% of the shares of Common Stock issuable upon exercise of the Additional Adjustable Warrants (assuming such exercise occurred on the Additional Closing Date);

         m. Deliveries pursuant to Additional Transaction Documents. On the Additional Closing Date, the Company shall deliver the Additional Securities and executed Additional Transaction Documents and the Transfer Agent Instructions relating to the Additional Securities in the forms contemplated by this letter; and

         n. Beneficial Ownership of shares of Common Stock. No Purchaser shall beneficially own in excess of 10% of the shares of Common Stock outstanding immediately prior to the Additional Closing Date.

     6. Conditions precedent to the Additional Closing. Notwithstanding anything to the contrary contained in this letter, the obligations of the Company to sell Additional Securities on the Additional Closing Date is subject to the satisfaction by the Purchasers or waiver by the Company of each of the following conditions:

         a. Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser contained in the Purchase Agreement shall be


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true and correct as of the date when made and as of the Additional Closing Date as though made on and as of the Additional Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date);

         b. Performance by the Purchasers. Each Purchaser shall have timely performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Additional Closing Date; and d. Deliveries pursuant to Additional Transaction Documents. On the Additional Closing Date, each Purchaser shall deliver the executed Additional Transaction Documents relating to the Additional Securities in the forms contemplated by this letter.

     7. Independent Nature of Purchasers' Rights and Obligations. The rights of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and neither Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this letter or out of the Additional Transaction Documents, if any, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     8. Governing Law. This letter shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     9. Execution. This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


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     Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention, whereupon effective immediately thereafter this letter shall become a legally valid and binding agreement between the Purchasers and the Company.

     We look forward to our continuing relationship.

     Sincerely,

     STRONG RIVER INVESTMENTS, INC.


     By:
         ----------------------------------------------
         Name:
         Title:

      MONTROSE INVESTMENTS, LTD.


     By:
         ----------------------------------------------
         Name:
         Title:


Agreed and accepted
March  __, 2000

     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

     By:
         ----------------------------------------------
         Name:
         Title:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                    WARRANT

Warrant No.C-3    Dated: March 10, 2000


         Brightstar Information Technology Group, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Wharton Capital Partners Ltd. or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 45,000 shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $12.00 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including March 10, 2005 (the "Expiration Date"), and subject to the following terms and conditions:

         1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.


         2. Registration of Transfers and Exchanges.

                  (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New




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Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                  (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company at its address for notice set forth in
Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

         3. Duration and Exercise of Warrants.

                  (a) This Warrant shall be exercisable by the registered Holder on any business day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant without the prior written consent of the Holder.

                  (b) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 trading days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (c) A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly




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signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                  (d) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

         4. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

         6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant

Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                  (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification or share exchange.

                  (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a) and (b)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

                  (d) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents"), entitling any person to acquire shares of Common Stock at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Exercise Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised.

                  (e) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (f) For the purposes of this Section 7, the following clauses shall also be applicable:

                           (i) Record Date. In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (ii) Treasury Shares. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (g) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (h) Whenever the Exercise Price is adjusted pursuant to
Section 7(c) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

                    If:

                           (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           (ii)     the Company shall declare a special
                                    nonrecurring cash dividend on or a
                                    redemption of its Common Stock; or

                           (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                           (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         8. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

                  (a) Cash Exercise. The Holder may deliver immediately available funds; or

                  (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y [(A-B)/A]
         where:
                                    X = the number of Warrant Shares to be
                                    issued
         to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

         9. Certain Exercise Restrictions.

                  (a) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (b) Notwithstanding anything herein to the contrary, the Company's obligation to issue Warrant Shares upon exercise of this Warrant and that certain Adjustable Warrant of even date hereof issued by the Company in the name of the Holder to purchase shares of Common Stock, is limited to a number of Warrant Shares equal to the product of (A) 1,525,000 Warrant Shares (subject to equitable adjustments for stock splits, recapitalizations and similar events) and (B) the quotient obtained by dividing (x) the number of shares of Common Stock issued and sold to the original Holder as of the date hereof by (y) the number of shares of Common Stock issued and sold by the Company as of the date hereof, less (C) any Warrant Shares previously issued upon exercise of this Warrant and the Adjustable Warrant (the "Threshold Maximum"). If no more Warrant Shares shall be issuable under this Warrant then such Holder's remaining portion of the Threshold Maximum represented by such Warrant shall be allocated pro-rata among the remaining Holders.

         10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

         11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 4900 Hopyard Road, Suite 200, Pleasanton, California 94588; facsimile number
(925) 251-0001, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         13. Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                           BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                           By:
                              ------------------------------------------
                           Name:
                               -----------------------------------------
                           Title:
                               -----------------------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Brightstar Information Technology Group, Inc.:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $.001 par value per share, of Brightstar Information Technology Group, Inc. (the "Common Stock") and , if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                                  PLEASE INSERT SOCIAL SECURITY
                                                  OR
                                                  TAX IDENTIFICATION NUMBER


                                                  ------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)




         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                        (Please print name and address)





Dated:            ,                 Name of Holder:
      ------------  -----


                                     Print
                                          -------------------------------------
                                     By:
                                         --------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                    Signature must conform in all respects to name of holder as specified on the face of the Warrant

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Brightstar Information Technology Group, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Brightstar Information Technology Group, Inc. with full power of substitution in the premises.

Dated:

---------------, ----


                                         ---------------------------------------
                                         Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant


                                         ---------------------------------------
                                         Address of Transferee


                                         ---------------------------------------

                                         ---------------------------------------



In the presence of:


--------------------------

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                    WARRANT

         Dated: March 10, 2000


         Brightstar Information Technology Group, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Montrose Investments, Ltd. or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company the total number of shares of common stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") calculated pursuant to Section 3 of this Warrant (subject to adjustment for certain events as set forth herein) at an exercise price equal to $.001 per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at the times set forth herein through and including the 30th Trading Day (as defined in Exhibit A) following the Third Vesting Date (as defined herein), plus an additional Trading Day for each Trading Day during a Blocking Period (as defined in Section 4 of the Registration Rights Agreement) (the "Expiration Date"), and subject to the following terms and conditions (certain terms used herein are defined in Exhibit A attached hereto):

         1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

         2. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at the address specified in Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

         3. Duration, Vesting and Exercise.

                  (a) The vesting of the Warrant Shares which the Holder is permitted to acquire pursuant to this Warrant shall occur on the dates set forth below. On each such date, this Warrant shall vest with respect to a number of Warrant Shares calculated pursuant to Section 3(b) below. Only the Warrant Shares that have vested may be acquired upon exercise of this Warrant.

                        (i) The First Vesting Date shall be the 31st Trading Day following the 270th day following the Closing Date (as defined in Exhibit A);

                        (ii) The Second Vesting Date shall be the 31st Trading Day following the First Vesting Date; and

                        (iii) The Third Vesting Date shall be the 31st Trading Day following the Second Vesting Date.

                        (iv) Each of the First Vesting Date, Second Vesting Date, and Third Vesting Date shall be referred to herein as a "Vesting Date."

                  (b) On each Vesting Date this Warrant shall vest and become exercisable with respect to the number of Warrant Shares calculated in accordance with the following formula:

      (Applicable Share Number) x (Purchase Price/0. 92 - Adjustment Price)
      ---------------------------------------------------------------------
                                Adjustment Price

                  If the number calculated in accordance with the foregoing formula is zero or a negative number, no Warrant Shares shall vest hereunder for such Vesting Date and the Holder shall not be obligated to transfer any shares of Common Stock to the Company. In addition, the Holder shall not be obligated to transfer any shares of Common Stock to the Company and the number Warrant Shares exercisable hereunder which shall have previously vested will not decrease.

                  (a) Notwithstanding anything herein to the contrary, if, after the Effective Date (as defined in Exhibit A), the average of the Per Share Market Values (as defined in Exhibit A) for 20 consecutive Trading Days is greater than 140% of the Purchase Price (as defined in Exhibit A), (subject to equitable adjustments for stock splits, recapitalizations and similar events) this Warrant shall not vest with respect to any additional Warrant Shares but will remain in effect as to any Warrant Shares which have vested prior thereto.

                  (b) Notwithstanding anything herein to the contrary, if on any Vesting Date the Adjustment Price shall be less than 70% of the Purchase Price (the "Floor Price"), then on such Vesting Date: (i) this Warrant shall vest with respect to the Warrant Shares pursuant to Section 3(a) and (b) hereof, provided, that the Adjustment Price pursuant to the formula set forth in Section 3(b) shall, exclusively for purposes of this Section 3(d)(i), equal the Floor Price (such number of Warrant Shares, the "Initial Shares") and (ii) with respect to the Warrant Shares whose vesting would result in a vesting of Warrant Shares in excess of the Initial Shares, the Company will have the option to elect by written notice (the "Notice") delivered to the Holder no later than twenty (20) Trading Days prior to the applicable Vesting Date to either (x) pay to the Holder, in cash (the "Cash Payment"), within three (3) Trading Days from the Vesting Date at issue, an amount equal to the product obtained by multiplying
(A) the applicable Adjustment Price and (B) the difference between the number of Warrant Shares which would have otherwise vested on such Vesting Date pursuant to Section 3(a) and (b) hereof and the Initial Shares (such number of Warrant Shares, the "Subsequent Shares") or (y) allow this Warrant to vest with respect to the Subsequent Shares. A failure by the Company to deliver the Notice to the Holder pursuant to the terms of this Section shall constitute an election by the Company to allow this Warrant to vest as to the Subsequent Shares pursuant to the terms hereof. If the Company shall fail to pay the Cash Payment in full to the Holder by the third (3rd) Trading Day from the Vesting Date at issue, then, at the election of the Holder, the Company shall either (x) pay to the Holder $5,000 per day until the Cash Payment and all additional payments due hereunder are paid in full, or (y) allow this Warrant to vest with respect to the Subsequent Shares.

                  (c) Notwithstanding the foregoing provisions of this Section 3, at any time during the period between the Closing Date and the Expiration Date, within ten (10) Trading Days following the occurrence of any of the following events (each, an "Event"), the Holder shall have the option to elect, by providing the Company with a notice (an "Event Vesting Notice"), to have this Warrant vest with respect to those Warrant Shares that have not yet already vested:

                           (i) upon the occurrence of any of (i) an acquisition
after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of in excess of 1/3 of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least 2/3 of the securities of the surviving entity or acquirer of such assets or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                           (ii) immediately prior to an assignment by the
Company for the benefit of creditors or commencement of a voluntary case under Title 11 of the United States Code, or an entering into of an order for relief in an involuntary case under Title 11 of the United States Code, or adoption by the Company of a plan of liquidation or dissolution;

                           (iii) five (5) Business Days prior to the proposed
consummation with respect to the Company of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act (or, if necessary, such earlier date as the Company shall determine in good faith to be required in order for the Holder to be able to participate in such transaction), it being agreed that the Holder will receive actual notice of the 13e-3 Statement filed with the Commission;

                           (iv) For any period of three (3) Trading Days (which
need not be consecutive Trading Days) commencing on or after the date of issuance of this Warrant, there shall be no closing bid price on the Common Stock on the Nasdaq (as defined in Exhibit A) or a Subsequent Market (as defined in Exhibit A);

                           (v) The Common Stock fails to be listed or quoted for
trading on the Nasdaq or a Subsequent Market or for a period of three (3) Trading Days (which need not be consecutive Trading Days);

                           (vi) After the Effective Date, a holder of
Registrable Securities (as defined in the Registration Rights Agreement) is not permitted to sell Registrable Securities under the Underlying Shares Registration Statement (as defined in Exhibit A) for any reason, except for a suspension of trading permitted under Section 4 of the Registration Rights Agreement, for five (5) or more days (whether or not consecutive); or

                           (vii) The Company shall fail or default in the timely
performance of any material obligation under the Transaction Documents and such failure or default shall continue uncured for a period of five (5) Business Days after the date on which notice of such failure or default is first given to the Company (it being understood that no prior notice need be provided in the case of defaults which cannot reasonably be cured within a 5-day period).

                           (viii) In the event the Holder delivers an Event
Vesting Notice, this Warrant shall vest with respect to the number of Warrant Shares calculated in accordance with the formula set forth in Section 3(b), provided, that for purposes of such calculation, (A) the Adjustment Price shall be deemed to mean the average of the 20 lowest Per Share Market Values (which need not occur on consecutive Trading Days) during the 30 consecutive Trading Days preceding the date of the Event and (B) the Applicable Share Number shall be deemed to mean 100% of the number of shares of Common Stock purchased by the Holder pursuant to the Purchase Agreement.

                  (d) Subject to Sections 3(a) and (b), this Warrant shall be exercisable by the registered Holder on any Business Day before 6:30 P.M., New York City time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

                  (e) Subject to Sections 3(a) and (b), this Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

         4. Delivery of Warrant Shares.

                  (a) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except (i) either in the event that a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if this Warrant shall have been issued pursuant to a written agreement between the original Holder and the Company, as required by such agreement. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                           A "Date of Exercise" means the date on which the
Holders shall have delivered to the Company (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and
(ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                  (b) If the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares pursuant to Section 4(a) by the third (3rd) Trading Day after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares pursuant to Section 4(a) by the third (3rd) Trading Day after the Date of Exercise, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall pay (1) in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver pursuant to Section 4(b) to deliver to the Holder in connection with the exercise at issue by (B) the Per Share Market Value at the time of the obligation giving rise to such purchase obligation and (2) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations under Section 4(b). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. If the Company breaches its obligations under this Warrant, then, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).

         5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

         7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section. Upon each such adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                  (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification or share exchange.

                  (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(i), (ii) and (iv)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

                  (d) In case of any (1) merger or consolidation of the Company with or into another Person, or (2) sale by the Company of more than one-half of the assets of the Company (on a book value basis) in one or a series of related transactions, the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sales would have been entitled. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (e) For the purposes of this Section 8, the following clauses shall also be applicable:

                           (i) Record Date. In case the Company shall take a
record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (ii) Treasury Shares. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (f) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (g) Whenever the Exercise Price is adjusted pursuant to
Section 8(iii) above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

                  (h) If (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         9. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

                  (a) Cash Exercise. The Holder may deliver immediately available funds; or

                  (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                           X = Y [(A-B)/A]
         where:

                           X = the number of Warrant Shares to be issued to the Holder.
                           Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                           A = the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise as reported by Bloomberg Information Systems, Inc. (or any successor to its function of reporting stock prices).

                           B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

         10. Certain Exercise Restrictions.

                  (a) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                  (b) If the Company Stock is then listed for trading on the Nasdaq or the Nasdaq SmallCap Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of the product of (i) 1,728,321 Warrant Shares upon exercise of this Warrant and (ii) the quotient obtained by dividing (x) the number of shares of Common Stock issued and sold to the original Holder on the Closing Date by (y) the number of shares of Common Stock issued and sold by the Company on the Closing Date (such number of shares, the "Issuable Maximum"). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding multiplied by the quotient obtained by dividing (x) the number of shares of Common Stock issued and sold to the original Holder on the Closing Date by (y) the number of shares of Common Stock issued and sold by the Company on the Closing Date. If any Holder shall no longer hold Warrants then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Date of Exercise (A) the Company Stock is listed for trading on the Nasdaq or the Nasdaq SmallCap Market, (B) the Exercise Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of this Warrant, together with any shares of Common Stock previously issued upon exercise of this Warrant, would equal or exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of shareholders, if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "Shareholder Approval"), then the Company shall issue to the Holder a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the shares whose issuance would result in an issuance of shares of Common Stock in excess of the Issuable Maximum, (the "Excess Warrant Shares"), the Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as possible, but in any event no later than 60 days after such request (such 60th day, the "Target Date") or (2) pay to the Holder, within one (1) Trading Day from the request therefor, an amount in cash equal to the product of (x) the Excess Warrant Shares multiplied by (y) the closing sales price of the Common Stock on
(a) the Target Date or (b) the Date of Exercise giving rise to the obligation to seek Shareholder Approval, whichever is greater (the "Cash Payment"). In the event the Holder has elected to require the Company to seek the Shareholder Approval pursuant to clause (1) of the immediately preceding sentence and the Company does not obtain the Shareholder Approval on or prior to the Target Date, then, on the Target Date, the Company shall pay the Cash Payment to the Holder. If the Company fails to pay the Cash Payment in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest on such amount at a rate of 18% per annum, or such lesser maximum amount that is permitted to be paid by applicable law, to the Holder, accruing daily from the date payable until such amount, plus all such interest thereon, is paid in full. The Company and the Holder understand and agree that shares of Common Stock issued upon exercise of this Warrant and then held by the Holder or an affiliate thereof may not cast votes or be deemed outstanding for purposes of any vote to obtain the Shareholder Approval.

                  (c) Notwithstanding anything herein to the contrary, the Company's obligation to issue Warrant Shares upon exercise of this Warrant and that certain Closing Warrant of even date hereof issued by the Company in the name of the Holder to purchase shares of Common Stock, is limited to a number of Warrant Shares equal to the product of (A) 1,525,000 Warrant Shares (subject to equitable adjustments for stock splits, recapitalizations and similar events) and (B) the quotient obtained by dividing (x) the number of shares of Common Stock issued and sold to the original Holder on the Closing Date by (y) the number of shares of Common Stock issued and sold by the Company on the Closing Date, less (C) any Warrant Shares previously issued upon exercise of this Warrant and the Closing Warrant (the "Threshold Maximum"). If no more Warrant Shares shall be issuable under this Warrant then such Holder's remaining portion of the Threshold Maximum represented by such Warrant shall be allocated pro-rata among the remaining Holders.

         11. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

         12. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 P.M. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 P.M. (New York City time) on any date and earlier than 11:59 P.M. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 4900 Hopyard Road, Suite 200, Pleasanton, California 94588; facsimile number
(925) 251-0001, attention Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         13. Warrant Agent.

                  (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

                  (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         14. Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Brightstar Information Technology Group, Inc.

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of common stock ("Common Stock"), $.001 par value per share, of Brightstar Information Technology Group, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                         PLEASE INSERT SOCIAL SECURITY OR
                                         TAX IDENTIFICATION NUMBER


                                         --------------------------------------




-------------------------------------------------------------------------------
                         (Please print name and address)




         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:



-------------------------------------------------------------------------------
                         (Please print name and address)





Dated:                  ,           Name of Holder:
         --------------  ----


                                    Print
                                         --------------------------------------
                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Signature must conform in all respects to name of holder as specified on the face of the Warrant

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Brightstar Information Technology Group, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Brightstar Information Technology Group, Inc. with full power of substitution in the premises.

Dated:

---------------, ----


                                           -------------------------------------
                                           Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the Warrant


                                           -------------------------------------
                                           Address of Transferee

                                           -------------------------------------

                                           -------------------------------------



In the presence of:


--------------------------

                                    Exhibit A


         "Adjustment Price" means the average of any 20 Per Share Market Values (which need not occur on consecutive Trading Days) during the 30 consecutive Trading Days preceding a Vesting Date (which may include Trading Days prior to the Effective Date).

         "Applicable Share Number" means 1/3 of the number of shares of Common Stock purchased by the Holder pursuant to the Purchase Agreement.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and the State of California generally are authorized or required by law or other governmental action to close.

         "Closing Date" shall have the meaning set forth in the Purchase Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Effective Date" the date on which the Underlying Shares Registration Statement is first declared effective by the Commission.

         "Nasdaq" means the Nasdaq National Market.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq or on any Subsequent Market on which the Common Stock is then listed or quoted, as reported by Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or if there is no such price on such date, then the closing bid price on the Nasdaq or on such Subsequent Market on the date nearest preceding such date, as reported by Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or (b) if the Common Stock is not then listed or quoted on the Nasdaq or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority of the applicable Warrant Shares.

         "Purchase Agreement" means the Securities Purchase Agreement, dated the date hereof to which the Company and the original Holder are parties and pursuant to which this Warrant was issued.

         "Purchase Price" means $10.57 (which number shall be subject to equitable adjustment for stock splits, recombinations and similar events) .

         "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof to which the Company and the original Holder are parties.

         "Subsequent Market" shall mean any of the New York Stock Exchange, American Stock Exchange, Inc or Nasdaq SmallCap Market.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq or on the Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock s not listed on the Nasdaq or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National

Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

         "Transaction Documents"shall have the meaning set forth in the Purchase Agreement.

         "Underlying Shares Registration Statement" shall have the meaning ascribed to it in the Purchase Agreement.